UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

DELAWARE	001-38115	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on August 21, 2019, Atkins Nutritionals, Inc. (“Atkins”) entered into a Stock and Unit Purchase Agreement (the “Purchase Agreement”) with Voyage Holdings, LLC (“Voyage Holdings”), VMG Quest Blocker, Inc. (“VMG Blocker”, and together with Voyage Holdings, the “Target Companies”), VMG Voyage Holdings, LLC, VMG Tax-Exempt II, L.P., Voyage Employee Holdings, LLC, and other sellers defined in the Purchase Agreement. Atkins is an indirect wholly-owned subsidiary of The Simply Good Foods Company (the “Company”).

On November 7, 2019, pursuant to the Purchase Agreement, Atkins completed the acquisition (the “Acquisition”) of Quest Nutrition, LLC (“Quest”), via Atkins’ acquisition of 100% of the equity interests of each of the Target Companies, which together own the equity interests of Quest, for a cash purchase price of $1,000,000,000 (subject to customary adjustments for the Target Companies’ levels of cash, indebtedness, net working capital and transaction expenses as of the closing).

Item 1.01                                           Entry into a Material Definitive Agreement.

Effective as of November 7, 2019, Atkins Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), a direct wholly-owned subsidiary of Company, Conyers Park Acquisition Corp., a Delaware corporation (“Parent”), Atkins, Atkins Nutritionals Holdings, Inc., a Delaware corporation (“ANH”), Atkins Nutritionals Holdings II, Inc., a Delaware corporation (“ANH II”), NCP-ATK Holdings, Inc., a Delaware corporation, (“NCP” and, together with ANH, ANHII and ANI, the “Borrowers” and, the Borrowers together with Holdings and Parent, the “Loan Parties”), each an indirect wholly-owned subsidiary of Company, entered into Amendment No. 2 (Incremental Facility Amendment) (the “Credit Agreement Amendment”) to that certain Credit Agreement, dated as of July 7, 2017, among the Loan Parties, Barclays Bank PLC (the “Agent”) and the other loan parties and lenders party thereto (the “Credit Agreement”) as amended by that certain Repricing Amendment dated as of March 16, 2018.

Pursuant to the Credit Agreement Amendment, the Borrowers established an incremental term facility (the loans thereunder, the “2019 Incremental Term Loans”), which increased the Applicable Rate (as defined in the Credit Agreement) with respect to the Initial Term Loans (as defined in the Credit Agreement) outstanding immediately prior to November 7, 2019 (the “Existing Term Loans”) to equal the Applicable Rate with respect to the 2019 Incremental Term Loans. The proceeds of the 2019 Incremental Term Loans received by the Borrowers were used to fund, among other things, (i) the payment of consideration pursuant to the terms and conditions of the Purchase Agreement, and the other payments contemplated by the Purchase Agreement, (ii) the repayment in full (or the termination, discharge or defeasance (or arrangements for the termination, discharge or defeasance)) of all outstanding indebtedness of the Target Companies and their subsidiaries under that certain Credit Agreement dated as of March 25, 2015, by and among Quest, the lenders from time to time party thereto, and OneWest National Bank, as administrative agent, as such agreement has been amended, supplemented or otherwise modified through August 21, 2019, (iii) fees, premiums and expenses incurred in connection with the foregoing and transactions related thereto, and (iv) working capital and general corporate purposes, including maintaining cash on the balance sheet of Holdings and its subsidiaries.

The Applicable Rate per annum applicable to the loans under the Credit Agreement Amendment is (i) prior to the Amendment No. 2 Effective Date, with respect to any Initial Term Loan that is an ABR Loan, 2.50% per annum, and with respect to any Initial Term Loan that is a Eurodollar Loan, 3.50% per annum, and (ii) on and after the Amendment No. 2 Effective Date, with respect to any Initial Term Loan that is an ABR Loan, 2.75% per annum, and with respect to any Initial Term Loan that is a Eurodollar Loan, 3.75% per annum. The 2019 Incremental Term Loans will mature on the maturity date applicable to the Initial Term Loans, which date is July 7, 2024.

A copy of the Credit Agreement Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 22, 2019, and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Transaction, Quest and David Ritterbush have entered into an Employment Agreement (the “Employment Agreement”), pursuant to which, Mr. Ritterbush will serve as the President of Quest. Additionally, pursuant to the terms of the Employment Agreement, the Company has elected Mr. Ritterbush to the Board of Directors of the Company (the “Board”) as of the date hereof as a class II director with a term ending at the Company’s annual meeting to be held in 2022. The initial term of the Employment Agreement is twelve months (the “Initial Term”), and thereafter, the term automatically renews for additional one (1) year periods unless, at least thirty (30) days prior to the expiration of the applicable term, either party provides the other party with written notice of non-renewal. The Employment Agreement provides Mr. Ritterbush, among other things, with: (i) a base salary of $500,000 per year (“Base Salary”), subject to increase (but not decrease) in the Board’s discretion, (ii) eligibility to participate in employee benefit programs made available to other senior executives of Quest, in accordance with the terms and conditions thereof as in effect from time to time, (iii) a pro-rated annual bonus for fiscal year 2020 with a target annual bonus opportunity equal to eighty percent (80%) of his Base Salary, and a maximum annual bonus opportunity equal to one-hundred and sixty percent (160%) of his Base Salary and after the Effective Date (as defined therein), a target annual bonus opportunity equal to one-hundred percent (100%) of his Base Salary and a maximum annual bonus opportunity equal to two-hundred percent (200%) of his Base Salary, and (iv) a grant of incentive equity awards in the Company (“Equity Awards”), with an aggregate grant date fair value equal to one-hundred and fifty percent (150%) of his Base Salary, consistent with both the types of awards and the forms of award agreements utilized for other senior executive level awards.

The Employment Agreement also provides Mr. Ritterbush with a one-time special cash retention bonus (the “Special Bonus”) equal to $1,750,000, to be paid in a lump sum within thirty (30) days following the last day of his initial term (the “Retention Date”), provided that Mr. Ritterbush (i) remains continuously employed through the initial term and has materially met his responsibilities throughout the initial term, and (ii) either Mr. Ritterbush or Quest has provided the other party with notice of non-renewal.  The Special Bonus will also be paid if Mr. Ritterbush is terminated by Quest without “Cause,” (as defined in the Employment Agreement), or by Mr. Ritterbush for “Good Reason” (as defined in the Employment Agreement, but excluding any Good Reason claims due to the consummation of the Acquisition or any change in his role resulting therefrom), subject to his timely execution and non-revocation of a general release of claims.  If Mr. Ritterbush receives the Special Bonus, then he will forfeit one hundred percent (100%) of the Equity Award (whether vested or unvested) for no consideration, as well as any severance payments he might otherwise be entitled to under any Quest policies, practices or otherwise.

The Employment Agreement subjects Mr. Ritterbush to certain restrictive covenants, including confidentiality, mutual non-disparagement and assignment of inventions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference as if set forth in full.

Item 7.01                                           Regulation FD Disclosure

On November 7, 2019, the Company issued a press release announcing the completion of the Transaction. The press release is attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement unless specifically identified therein as being incorporated by reference therein.

Item 9.01                                           Financial Statements and Exhibits

(a) Financial Statements of the Businesses Acquired.

The information which has been filed as Exhibits 23.1, 99.1 and 99.2 to the Company’s Current Report on Form 8-K dated September 30, 2019 is incorporated herein by reference.

(b) Pro Forma Financial Information.

The information which has been filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K dated September 30, 2019 is incorporated herein by reference.

(d)                                 Exhibits:

Exhibit No.	Description
10.1

AMENDMENT NO. 2 (INCREMENTAL FACILITY AMENDMENT), dated as of November 7, 2019, by and among Atkins Intermediate Holdings, LLC, a Delaware limited liability company, Conyers Park Acquisition Corp., a Delaware corporation, Atkins Nutritionals, Inc., a New York corporation, Atkins Nutritionals Holdings, Inc., a Delaware corporation, Atkins Nutritionals Holdings II, Inc., a Delaware corporation, NCP-ATK Holdings, Inc., a Delaware corporation and the financial institutions set forth on Schedule A thereto as Additional Term Lenders, and acknowledged by Barclays Bank PLC, as administrative agent

10.2	Employment Agreement, dated November 5, 2019, between Quest Nutrition, LLC and David Ritterbush
99.1	Press Release dated November 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date: November 7, 2019	By:	/s/ Todd E. Cunfer
	Name:	Todd E. Cunfer
	Title:	Chief Financial Officer

(Principal Financial Officer)